                                EXHIBIT 3.144.1

                          COMMONWEALTH OF PUERTO RICO
                              DEPARTMENT OF STATE
                           SAN JUAN PUERTO RICO 00904


     I, MARIANA ELIAS-YAMIL, Director, of the Corporation and Trademarks Register of the Department of State of the Commonwealth of Puerto Rico,

     DO HEREBY CERTIFY: That from the records of this Department it appears that "S & E NETWORK INC.", file 87,683, is a corporation organized under the laws of Puerto Rico on SEPTEMBER 21, 1994 AT 3:37 P.M.


                                    IN WITNESS WHEREOF, the undersigned, by
                                    virtue of the authority vested by law,
                                    hereby issues this certificate and affixes the Great Seal of the Commonwealth of Puerto Rico, in the City of San Juan, this 28th of September, A.D., nineteen ninety four.




                                     /s/ Mariana Elias-Yamil
                                     --------------------------
                                     Mariana Elias-Yamil, Esq.
                                     Director
                                     Corporation and Trademarks
                                     Register

                          CERTIFICATE OF INCORPORATION

                                       OF

                               S & E NETWORK INC.

(Incorporated under the laws of the Commonwealth of Puerto Rico)

     FIRST: The name of this corporation is S & E Network Inc. (hereinafter referred to as the "Corporation").

     SECOND: Its principal office and place of business in the Commonwealth of Puerto Rico is to be located at Hipodromo El Comandante, State Road #3, Kilometer 15.3, Canovanas, Puerto Rico 00729. The Agent in charge thereof is Mr. Donald G. Blakeman, with offices at Hipodromo El Comandante, State Road #3, Kilometer 15.3, Canovanas, Puerto Rico 00729.

     THIRD: The nature of the business and the object and purposes proposed to be transacted, promoted and carried on for pecuniary profit are:

      1. To acquire, own, lease, rent and operate television broadcasting stations, with any and all types of transmission facilities; to apply for, receive and hold all licenses that may be necessary or required from any licensing agency, federal, state or foreign; to do any and all things necessarily incident to the operation of such broadcasting stations, including but not limited to contracting for transmission of programs and entering into any other contracts as the board of directors of the corporation may, from time to time, deem proper and expedient.

      2. To engage in any commercial, mercantile, manufacturing, industrial, or trading business of any kind, character or description whatsoever, and to do all things incidental to any such business; to manufacture, purchase or otherwise acquire, to lease, pledge, mortgage, sell or otherwise dispose of, and to trade in and deal in any and every kind of commodity, merchandise, article of commerce, machinery, equipment, material and product, manufactured or unmanufactured, whether real, personal or mixed.





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      3.   To acquire by purchase, lease or otherwise, any property or any interest therein, of any kind, character or description, whether tangible or intangible, and to hold, own, occupy, use, improve, sell, grant, lease, sublease, mortgage, exchange, distribute, transfer or otherwise deal in, convey, encumber or dispose of said property or any interest therein or any part therein.

      4. To acquire by purchase, lease or otherwise, and to build, construct or erect, or cause to be built, constructed or erected, plants, factories, buildings, structures, works and improvements of any kind, character and description, with any and all appurtenances; to make or cause to be made, any repairs, renewals, replacements, alterations, enlargements, extensions, additions, betterments and improvements thereto; to outfit, equip, furnish and decorate or cause to be outfitted, equipped, furnished and decorated, any and all such plants, factories, buildings, structures, works and improvements, and to hold, use, manage, supervise, operate, lease, sublease, mortgage, exchange, sell, grant, transfer or otherwise encumber or dispose of said plants, factories, buildings, structures, works and improvements or any part thereof.

      5. To apply for purchase, or otherwise acquire, own, hold, develop, use, lease, grant licenses, or other rights in respect of, sell, assign or otherwise dispose of or contract with respect to letters, patent of the United States of America and of any foreign country, patent right, licenses and privileges, inventions, improvements and processes, trademarks, tradenames and copyrights relating to any process, material, machinery, equipment, apparatus or product whatsoever.

      6. To act in any capacity whatsoever as selling, financial, commercial or business agent, factor, broker or representative, general or special, for any person.

      7. To make, enter into, and carry out any contracts or arrangements of any kind, character or description with any person, firm, association, corporation or governmental unit, agency or instrumentality; to obtain therefrom or otherwise to acquire, whether by purchase, lease, assignment or otherwise, any powers, rights, privileges, immunities, franchises, guaranties, grants and concessions; and to acquire, hold, own, exercise, exploit, dispose of and realize upon the same.

      8. To cause or allow the legal title to, or any legal or equitable interest in any security or any other real or personal property of the Corporation to remain or be vested or registered in the name of any other person,





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            whether upon trust for, or as agent or nominee of the Corporation, or otherwise for its account or benefit.

      9. To acquire and to pay for in cash, capital stock, bonds, notes or other securities or evidences of indebtedness of the Corporation, all or any part of the goodwill, rights, properties and business of, and in connection therewith, to assume any liabilities or any obligations of any person, firm, association, corporation or governmental unit, agency or instrumentality, and to hold, manage, use, and in any manner dispose of the whole or any part of the goodwill, rights, properties or business so acquired.

      10. Without limit as to amount, to borrow money from any bank, lending institution, or other person, firm, association or corporation; to draw, make, accept, endorse, discount, execute and issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures and other negotiable and nonnegotiable instruments and evidences of indebtedness; to secure the payment thereof and of the interest thereon by any mortgage upon, or pledge, conveyance or assignment in trust of, the whole or any part of the properties of the Corporation, real, personal or mixed, whether at the time owned or thereafter acquired; and to sell, assign, mortgage, pledge or otherwise dispose of any such bonds or other evidences of indebtedness issued by the Corporation.

      11. To loan, with or without security, money and securities of every kind to, and endorse, guarantee or otherwise secure the bonds, notes, or other securities of any person, firm, association or corporation.

      12. To acquire by purchase, or otherwise to hold and to sell, assign, transfer, mortgage, pledge, hypothecate, exchange or otherwise encumber or dispose of the capital stock, bonds, notes or other evidence of indebtedness of any individual, firm, corporation, (including this Corporation) or governmental unit, agency or instrumentality, and while the owner thereof, to execute all of the rights, powers and privileges of ownership, including but not limited to the right to vote thereon and to give consent with respect thereto, whether by proxy or otherwise.

      13. In the manner and to the extent now or hereafter permitted by the laws of the Commonwealth of Puerto Rico, to acquire by purchase or otherwise to hold, and to sell, assign, transfer, reissue, cancel, mortgage, pledge, hypothecate, exchange or otherwise encumber or dispose of the capital stock of the Corporation, and while the owner






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            thereof, to exercise all of the rights, powers and privileges of ownership to the extent, now or hereafter permitted by the laws of said Commonwealth of Puerto Rico.

      14. To issue in payment for any property, real, personal or mixed, or any interest or estate therein, which may be purchased or otherwise acquired by the Corporation, or for any labor done for, or on behalf of the Corporation, or for any obligation incurred by it, the capital stock, bonds, notes or other securities or evidences of indebtedness of the Corporation, upon such terms and conditions as may be prescribed from time to time by the Board of Directors.

      15. To enter into any partnership, special or limited partnership or joint venture organized under or with reference to the laws of the Commonwealth of Puerto Rico or any other jurisdiction, in connection with any business, object, purpose or power of the Corporation.

      16. To conduct and carry on any business not contrary to the laws of the Commonwealth of Puerto Rico and to have and exercise all of the powers conferred by the laws of the said Commonwealth upon the Corporation formed thereunder; to do any and all of the acts and things herein provided for, to the same extent as natural persons could do, and as principal, factor, broker, agent, contractor, representative, or otherwise, either alone or in conjunction with one or more persons, firms, associations, corporations or governmental units, agencies or instrumentalities; to establish and maintain offices and agencies within and anywhere outside of the Commonwealth of Puerto Rico; and to carry on any and all business, objects and purposes of the Corporation, and exercise any and all corporate rights, powers, and privileges in any part of the world.

      17. To do any and all such other things, and to possess, exercise and enjoy all such other rights, privileges and powers, as may be necessary, proper, advisable or convenient for the accomplishment of any of the purposes or the attainment of any of the objects or the furtherance of any of the powers herein provided for, and to do every other act and thing incidental thereto in connection therewith.

      18. To have one or more offices, to carry on all or any of its operations and business, and without restriction or limit as to amount, to purchase or otherwise acquire, hold, own, mortgage, sell, convey or otherwise dispose of real and personal property of every class, and





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            description in the Commonwealth of Puerto Rico and in any of the
            states, districts, territories or possessions of the United States, and in any and all foreign countries, subject to the laws of such state, district, territory or possession or country; provided, however, that the Corporation, with respect to real property located in the Commonwealth of Puerto Rico, shall be subject to the provisions of Section 14 of Article VI of the Constitution of the Commonwealth of Puerto Rico.

     The foregoing clauses shall be construed as powers as well as objects and purposes and the matters expressed in each clause shall, except as otherwise expressly provided, be in no way limited by reference to, or inference from, the terms of any other clause, but shall be regarded as independent objects, purposes and powers. The enumeration of specific objects, purposes and powers shall not be construed to limit or restrict in any manner the meaning of the general terms on which the general powers of the Corporation are described herein, nor shall the expression of one power, object or purpose be deemed to exclude another not expressed, although it be of like nature. The Corporation shall possess, exercise and enjoy all of the rights, privileges and powers granted to or conferred upon corporations by the laws of the Commonwealth of Puerto Rico, as well as by any laws, which may be hereafter enacted amending, supplementing or replacing the same. The foregoing enumeration of specific powers is not intended to be exclusive of, or to be a waiver of any of the powers, rights, or privileges granted or conferred by said laws, now or hereafter in force.

     FOURTH: The authorized capital of the Corporation shall be ONE MILLION DOLLARS ($1,000,000) consisting of two classes of shares to be designated respectively "Common" and "Class A Preferred Stock".





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The total number of shares of Common Stock which the Corporation shall have authority to issue is FIVE HUNDRED THOUSAND (500,000) with a par value of ONE DOLLAR ($1.00) per share. The total number of shares of Class A Preferred Stock which the Corporation shall have authority to issue is FIVE HUNDRED THOUSAND (500,000) with a par value of ONE DOLLAR ($1.00) per share.

     The preferences, privileges, rights and restrictions granted or imposed on the Class A Preferred Stock are as follows:

     (a) Dividends. (i) The dividends per share, if any, payable on the Class A Preferred Stock shall be determined from time to time by the Board of Directors of the Corporation. Notwithstanding anything herein to the contrary, the aggregate dividend declared by the Board of Directors and paid on the shares of Class A Preferred Stock issued and outstanding shall be, in no case, less than ninety-five (95%) of the aggregate dividend then declared by the Board of Directors and paid on all classes of capital stock. Dividends on the Class A Preferred Stock shall be payable on a date to be established by the Board of Directors (such date is referred to herein as a "Class A Preferred Dividend Payment Date"). Each such dividend shall be paid to the holders of record of shares of Class A Preferred Stock as they appear on the stock books of the Corporation on a record date to be established by the Board of Directors that is not more than 50 nor less than 10 days preceding the applicable Class A Preferred Dividend Payment Date.

     (ii) So long as any shares of Class A Preferred Stock are outstanding, unless the dividend provided in Paragraph (b)(i) has





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been paid (or declared and a sum sufficient for the payment thereof has been set apart for such payment), no dividends (including a dividend in the form of Common Stock or any other preferred or special stock) shall be declared or paid or set aside for payment or other distribution declared or made upon the Common Stock or any other preferred or special stock by the Corporation.

     (b) Voting. Except as may be provided by law, in this Paragraph (b) or in this Certificate of Incorporation, holders of shares of Class A Preferred Stock shall not have any voting powers, either general or special. Notwithstanding the above, except as otherwise provided by law, the Corporation shall not amend, alter or repeal any of the voting rights, designations, preferences or other rights of the holders of shares of Class A Preferred Stock so as to adversely affect such voting rights, designations, preferences or other rights, without the vote or consent of all the holders of the outstanding shares of Class A Preferred Stock, voting or consenting separately as a class. For purposes of this Paragraph (b), the holders of shares of Class A Preferred Stock shall have one vote per share.

     (c) Liquidation Rights. (i) Upon the dissolution, liquidation or winding up of the Corporation, the holders of the shares of Class A Preferred Stock shall be entitled to receive and to be paid out ninety-five percent (95%) of the total assets of the Corporation available for distribution to its stockholders, before any payment or distribution shall be made on the Common Stock or any other preferred or special stock.





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     (ii) After the payment to the holders of the shares of the Class A
Preferred Stock of the full preferential amounts provided for in this Paragraph
(c), the holders of shares of Class A Preferred Stock as such shall have no right or claim to any of the remaining assets of the Corporation.

     (d) No Other Rights. The shares of Class A Preferred Stock shall not have any relative, participating, optional or other special rights and powers other than as set forth above in this Certificate of Incorporation, or on any amendment thereof.

     FIFTH: The minimum amount of capital with which the Corporation will commence business is ONE THOUSAND DOLLARS ($l,000.00).

     SIXTH: The names and places of residence of the incorporators are as follows:


                  Name             Place of Residence
                  ----             ------------------
                  Francis Ramos    E-2 Ecuador Street
                                   Urb. Oasis Gardens
                                   Guaynabo, Puerto Rico 00969

                  Mayobanex Luna   Golden Court I Condominium
                                   Apt. M-2
                                   Hato Rey, Puerto Rico 00918

                  Amneriz Veloso   Street #2 Block B-28
                                   Alturas de Sans Souci
                                   Bayamon, Puerto Rico 00961


     SEVENTH:  The Corporation shall have a perpetual existence.

     EIGHTH: The private property of the stockholders of the Corporation shall not be subject to the payment of corporate debts to any extent whatsoever.





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     NINTH: The Corporation may enter into contracts or transact business with any one or more of its stockholders or directors, or with any firm in which one or more of its stockholders or directors is a partner, or with any corporation or association in which one or more of its stockholders or directors is a stockholder, director or officer, and such contract or transaction shall not be invalidated or in any way affected by the fact that such stockholder or director have or may have interests therein which are or might be adverse to the interest of the Corporation, even though the vote of the stockholder or director having such adverse interest shall have been necessary to obligate the Corporation upon such contract or transaction; provided that the fact of such interest shall be disclosed or known to the other stockholders and directors acting upon or in reference to such contract or transaction. Any director of this corporation who is also a director or officer of any such other corporation or who is an interested party as expressed herein, may be considered to determine the existence of quorum at any meeting of the Board of Directors in which said contract or transaction is authorized with the same force and effect as if he or she was a director with no interest in such contract or transaction. No stockholder or director having such disclosed or known adverse interest shall be liable to the Corporation or to any stockholder or creditor thereof, or to any other person, for any loss incurred by it under or by reason of such contract or transaction, nor shall any such


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stockholder or director be accountable for any gains or profits realized thereon.
     TENTH: The directors and/or stockholders of the Corporation may put into effect and carry out such stock, employee benefit or retirement plans as may from time to time be approved by such directors and/or stockholders for the distribution among the officers and employees of the Corporation, or any of them, in addition to their regular salaries or wages if any, of part of the earnings of the Corporation, in consideration or in recognition of the services rendered by such officers and employees or as an inducement to future efforts. No such stock, employee benefit or retirement plan shall be invalidated or in any way affected by the fact that any stockholder or director shall be a beneficiary thereunder or shall vote for any such stock, employee benefit or retirement plan under which such stockholder or director may employee benefit or for any distribution thereunder in which such stockholder or director may participate.
     ELEVENTH: The stockholders and directors may hold their meetings, and the Corporation may have an office or offices, outside of the Commonwealth of Puerto Rico. Any action required or permitted by law to be taken at any annual or special meeting of stockholders of this Corporation, including but not limited to, the election of directors, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing setting forth the action so taken, are signed by all of the


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stockholders who would have been entitled to vote upon the action if such meetings were held.

     TWELFTH: The books of the Corporation may be kept (subject to any provisions contained in the statutes of the Commonwealth of Puerto Rico or in the statutes of any state in which the Corporation may qualify to do business) outside of the Commonwealth of Puerto Rico at such place or places as may from time to time be designated by the Board of Directors or in the By-laws of the Corporation.

     THIRTEENTH: In furtherance, and not in limitation of the powers conferred by the laws of the Commonwealth of Puerto Rico, the Board of Directors of the Corporation is expressly authorized:

      1 To make, alter or repeal the By-laws of the Corporation, subject to the authority of the stockholders to alter or repeal the By-laws approved by the Board of Directors.

      2. By resolution passed by a majority of the whole Board of Directors, to designate one or more committees to consist of two or more of the directors of the Corporation, which to the extent provided in the resolution or in the Bylaws of the Corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Such committee(s) shall have such name(s) as may be stated in the By-laws of the Corporation or as may be determined from time to time by resolution adopted by the Board of Directors.

      3. To exercise all the powers of the Corporation except those conferred by law, by this Certificate of Incorporation or by the By-laws of the Corporation upon the stockholders.

     FOURTEENTH: The following provisions shall apply to the indemnification of officers, directors, employees and agents and





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the purchase of insurance on behalf of any of them by the Corporation:

     1. The Corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.
The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     2. The Corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

     3. To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise





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in defense of any action, suit or proceeding referred to in subsections (1) and
(2) of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     4. Any indemnification under subsections l and 2 of this section (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standards of conduct set forth in subsections 1 and 2 of this section. Such determination shall be made (a) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (b) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by the stockholders.

     5. Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

     6. The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

     7. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section.

     8. For purposes of this section, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent





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


of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employee or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

     9. For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this section.

     10. The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     FIFTEENTH: Directors may be removed, with or without cause, at any time by either:

      1. the vote of the holders of a majority of the stock of the Corporation issued and outstanding and entitled to vote and present, in person or by proxy at any meeting of stockholders called for the purpose; or

      2. an instrument or instruments in writing addressed to the Board of Directors directing such removal and signed by the holders of all the shares of capital stock of the Corporation issued and outstanding and entitled to vote;

      3. Upon the occurrence of any of the above described events, the term of each such director who shall be so removed shall terminate.





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



     SIXTEENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation and to add any other provisions authorized by the laws of the Commonwealth of Puerto Rico, in the manner now or hereafter prescribed by such laws.

     IN WITNESS WHEREOF, we, the undersigned, being all of the Incorporators hereinabove stated, have hereunto set our respective hands and seals. At San Juan, Puerto Rico, this 21st day of September, 1994.

                                                          /s/ Francis Ramos
                                                          ------------------
                                                          Francis Ramos

                                                          /s/ Amneriz Veloso
                                                          ------------------
                                                          Amneriz Veloso

                                                          /s/ Mayobanex Luna
                                                          ------------------
                                                          Mayobanex Luna

AFFIDAVIT NO. 700

     Sworn and subscribed to before me by Francis Ramos, of legal age, single, legal assistant, and resident of Guaynabo, Puerto Rico; Mayobanex Luna, of legal age, married, legal assistant, and resident of Hato Rey, Puerto Rico; and Amneriz Veloso, of legal age, single, legal assistant and resident of Bayamon, Puerto Rico. To me personally known at San Juan, Puerto Rico, this 21st day of September, 1994.


                                             /s/Jose Julian Alvarez Maldonado
                                             --------------------------------
                                             NOTARY PUBLIC



TPA3-559385


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